UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Communications Systems, Inc.
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Communications Systems, Inc. Announces that ISS and Glass Lewis Recommend Investors Vote FOR the Merger with Pineapple

Minnetonka, Minnesota – March 9, 2022 — Communications Systems, Inc. (Nasdaq: JCS) (“CSI” or the “Company”) today provided investors with updated information related to the proposed merger transaction with Pineapple Energy LLC (“Pineapple”).

CSI’s special meeting of shareholders has been scheduled for Wednesday, March 16, 2022, at 10:00 a.m. Central Time to vote on the proposed Pineapple merger transaction, among other things. Beginning on February 4, 2022, the notice of the special meeting and a proxy statement/prospectus was sent to CSI shareholders as of the January 27, 2022 record date.

Updating on the current status of shareholder voting, Roger Lacey, CSI’s Executive Chair and Interim CEO stated, “We are happy to announce that both ISS and Glass Lewis recently recommended unanimously that investors vote FOR the merger and each other proposal to be considered by shareholder. Currently, over 95% of current CSI shareholders who have already cast their vote have voted FOR the merger.”

“While we have experienced great support from CSI shareholders who have voted, I want to remind all CSI shareholders that not voting will have the same effect as a vote against the merger. Accordingly, it is extremely important that all CSI shareholders vote their shares,” continued Mr. Lacey.

“The CSI board of directors believes the merger is particularly attractive because CSI shareholders will have the opportunity to receive value from both the legacy CSI business and from the future Pineapple business in the growing residential solar market. We urge CSI shareholders to vote FOR the merger in order to ensure they can realize the value of their CSI shares and get the full benefit of this transformative transaction,” concluded Mr. Lacey.

As previously announced, the CSI board of directors unanimously recommends that its shareholders vote “FOR” the proposed Pineapple merger transaction.

Following the completion of the proposed merger with Pineapple, CSI will be renamed “Pineapple Holdings, Inc.”, will trade under the new Nasdaq ticker symbol “PEGY,” and will be focused on the rapidly growing home solar, battery storage and energy management industry. Pineapple Holdings will initially operate primarily through its Pineapple, Hawaii Energy Connection and E-Gear subsidiary businesses and intends to pursue additional operating and technology acquisitions throughout 2022.

How To Vote

Please use the voting control number that accompanied your proxy materials and vote your shares today. You can also mail in your vote using the postage-paid envelope that accompanied your materials. To have your shares represented at the special meeting as soon as possible, please utilize one of the following methods below:

●	Vote by Internet: www.proxyvote.com

●	Vote by phone: 1 (800) 690-6903

For additional questions or if you need assistance with voting, please call our solicitor Proxy Advisory Group, LLC at: (833) 782-7141.

About Communications Systems, Inc.

Communications Systems, Inc. (Nasdaq: JCS), has operated as an IoT intelligent edge products and services company. For more information regarding CSI, please see www.commsystems.com.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed merger with Pineapple, Communications Systems, Inc. (“CSI”) filed a registration statement on Form S-4 (File No. 333-260999) with the Securities and Exchange Commission (SEC) on November 12, 2021 (as amended, the “Registration Statement”). The Registration Statement includes a proxy statement/prospectus, and was declared effective by the SEC on February 3, 2022. Beginning February 4, 2022, a copy of the proxy statement/prospectus dated February 3, 2022 was sent to CSI shareholders as of the close of business on January 27, 2022, the record date established for the special meeting.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the “Financial Reports” tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this press release, the Registration Statement or the proxy statement/prospectus. The documents and reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and other proposals to be presented at the special meeting. Information regarding the names of these persons and their respective interests in the transaction, by securities holdings or otherwise, are set forth in the proxy statement/prospectus dated February 3, 2022. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in such filing, to the Company’s knowledge, these changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this press release will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business.

These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are several additional factors, including:

●	the conditions to the closing of CSI-Pineapple merger transaction may not be satisfied;

●	the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction;

●	the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays;

●	the Company’s ability to sell its other legacy operating business assets and its real estate assets at attractive values;

●	there is no assurance that CSI will receive any of the maximum $7.0 million earnout relating to the August 2, 2021 sale of CSI’s Electronics & Software Segment;

●	the combined company will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to agreements entered into after the effective date of the merger;

●	risks that the merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction;

●	the outcome of any legal proceedings related to the CSI-Pineapple merger transaction;

●	the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends, if any, or the ultimate value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction; and

●	the anticipated benefits of the proposed merger transaction with Pineapple may not be realized in the expected timeframe, or at all.

Contacts:

For Communications Systems, Inc.

Roger H. D. Lacey

Executive Chair and Interim Chief Executive Officer

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Senior Vice President

+1 (212) 836-9611

lcati@equityny.com